Exhibit 21.1

SUBSIDIARIES OF HUNTSMAN CORPORATION

Company	JURISDICTION
Huntsman (Argentina) S.R.L.	Argentina
HCPH Holdings Pty Limited	Australia
Huntsman Chemical Australia Holdings Pty Limited	Australia
Huntsman Chemical Australia Property Trust	Australia
Huntsman Chemical Australia Unit Trust	Australia
Huntsman Chemical Company Australia (Holdings) Pty Ltd.	Australia
Huntsman Chemical Company Australia Pty Limited	Australia
Huntsman Corporation Australia Pty Limited	Australia
Huntsman Polyurethanes (Australia) Pty Limited	Australia
Huntsman Advanced Materials (Austria) GmbH	Austria
Huntsman Bangladesh Pte Limited	Bangladesh
UP “Huntsman‑NMG”	Belarus
Huntsman Advanced Materials (Europe) BVBA	Belgium
Huntsman (Europe) BVBA	Belgium
Huntsman Textile Effects (Belgium) BVBA	Belgium
Huntsman Materials Belgium BVBA	Belgium
Huntsman Quimica Brasil Ltda	Brazil
Demilec Inc.	Canada
Huntsman Corporation Canada Inc.	Canada
Huntsman International (Canada) Corporation	Canada
Huntsman (Chile) SpA	Chile
Huntsman Advanced Materials (Guangdong) Company Limited	China
Huntsman Advanced Materials (Nanjing) Company Limited	China
Huntsman Chemical Trading (Shanghai) Ltd	China
Huntsman Chemistry R&D Center (Shanghai) Co., Ltd	China
Huntsman Polyurethanes (China) Ltd	China
Huntsman Polyurethanes Shanghai Ltd	China
Huntsman Textile Effects (China) Co., Ltd	China
Huntsman Textile Effects (Qingdao) Co., Ltd	China
Jurong Ningwu New Material Development Co. Ltd	China
Nanjing Jinling Huntsman New Material Co., Ltd	China
Shanghai Huntsman Polyurethanes Specialties Co., Ltd	China
Shanghai Lianheng Isocyanate Company Limited	China
Ever Wax Limited	Hong Kong, China
Huntsman Advanced Materials (Hong Kong) Limited	Hong Kong, China
Huntsman International (Hong Kong) Limited	Hong Kong, China
Huntsman Specialty (Hong Kong) Limited	Hong Kong, China
Hypogain Investments Limited	Hong Kong, China
Ningman International Trading (HongKong) Company Limited	Hong Kong, China
Wiry Enterprises Limited	Hong Kong, China
Huntsman (Colombia) Limitada	Colombia
Huntsman (Czech Republic) s.r.o.	Czech Republic
Technocom For Chemical Industries S.A.E.	Egypt
Huntsman Advanced Materials (France) S.A.S.	France
Huntsman Advanced Materials (Deutschland) GmbH	Germany
Huntsman (Germany) GmbH	Germany
Huntsman International (Germany) GmbH	Germany
Huntsman International Trading Deutschland GmbH	Germany
Huntsman Textile Effects (Germany) GmbH	Germany
HUNTSMAN Verwaltungs GmbH	Germany
IRO Chemie Verwaltungsgesellschaft mbH	Germany

Company	JURISDICTION
PUR‑Systems GmbH	Germany
SASOL‑HUNTSMAN GmbH & Co. KG	Germany
SASOL‑HUNTSMAN Verwaltungs GmbH	Germany
Silo Pigmente GmbH	Germany
Huntsman Textile Effects (Guatemala) Ltda.	Guatemala
HUNTSMAN Corporation Hungary Vegyipari Termelő Fejlesztő Zártkörűen Működő Részvénytársaság	Hungary
OPTIVILL Villamos-Mûszerész Egyszemélyes Korlátolt Felelõsségû Társaság	Hungary
Huntsman International (India) Private Limited	India
Huntsman Specialty Chemicals Pvt. Ltd.	India
Petro Araldite Private Limited	India
Swathi Organics and Specialties Private Limited	India
PT Huntsman Indonesia	Indonesia
Huntsman Advanced Materials (Italy) S.r.l.	Italy
Huntsman Gomet S.r.l.	Italy
Huntsman International (Italy) S.r.l.	Italy
Softech Solution S.r.l.	Italy
Tecnoelastomeri S.r.l.	Italy
Huntsman Japan KK	Japan
Huntsman (Korea) Limited	Korea
Vantico Group S.à r.l.	Luxembourg
Vantico International S.à r.l.	Luxembourg
Huntsman Global Business Services Sdn. Bhd.	Malaysia
Huntsman de Mexico, S.A. de C.V.	Mexico
Huntsman International de Mexico S. de R.L. de C.V.	Mexico
Huntsman Servicios Mexico S. de R.L. de C.V.	Mexico
Huntsman Textile Effects Mexico S. de R.L. de C.V.	Mexico
BASF Huntsman Shanghai Isocyanate Investment B.V.	Netherlands
Chemical Blending Holland B.V.	Netherlands
Huntsman Advanced Materials (Netherlands) B.V.	Netherlands
Huntsman China Investments B.V.	Netherlands
Huntsman (Holdings) Netherlands B.V.	Netherlands
Huntsman Holland B.V.	Netherlands
Huntsman Holland Iota B.V.	Netherlands
Huntsman Investments (Netherlands) B.V.	Netherlands
Huntsman MA Investments (Netherlands) C.V.	Netherlands
Huntsman (Netherlands) B.V.	Netherlands, Lithuania, Russia, Serbia, Ukraine
Huntsman Shanghai China Investments B.V.	Netherlands
International Polyurethane Investments B.V.	Netherlands
Chemplex (NZ) Holdings Limited	New Zealand
Huntsman Chemical Company New Zealand Limited	New Zealand
Huntsman Textile Effects Pakistan (Private) Limited	Pakistan
Huntsman Textile Effects (Panama) S. de R.L.	Panama
Huntsman (Poland) Sp.zo.o	Poland
LLC Huntsman CIS	Russia
ZAO Huntsman—NMG	Russia
Arabian Amines Company	Saudi Arabia
Huntsman APC Limited	Saudi Arabia
International Diol Company	Saudi Arabia
Huntsman Advanced Materials (Singapore) Pte Ltd	Singapore
Huntsman (Singapore) Pte Ltd	Singapore, Viet Nam
Huntsman Investments South Africa (Proprietary) Limited	South Africa
Huntsman P&A Africa (Pty) Limited	South Africa

Company	JURISDICTION
Huntsman Advanced Materials (Spain) S.L.U.	Spain
Mineral Feed, S.L.	Spain
Oligo S.A.	Spain
Huntsman Norden AB	Sweden, Denmark, Finland
Huntsman Advanced Materials Licensing (Switzerland) GmbH	Switzerland
Huntsman Advanced Materials (Switzerland) GmbH	Switzerland, South Africa
Huntsman Textile Effects (Switzerland) GmbH	Switzerland
Pensionkasse Huntsman (Switzerland)	Switzerland
Huntsman Advanced Materials (Taiwan) Corporation	Taiwan
Huntsman (Taiwan) Limited	Taiwan
Huntsman (Thailand) Limited	Thailand
EMA Kimya Sistemleri Sanayi ve Ticaret A.S.	Turkey
Huntsman Pürsan Chemicals Kimya Sanayi Ve Ticaret Limited Sirketi	Turkey
Huntsman Tekstil Ürünleri Kimya ve Dis Ticaret Limited Sirketi	Turkey
Limited Liability Company Huntsman (Ukraine)	Ukraine
OOO “Huntsman‑NMG”	Ukraine
Huntsman Advanced Materials (UAE) FZE	United Arab Emirates
Huntsman Advanced Materials Holdings (UK) Limited	U.K.
Huntsman Advanced Materials (UK) Limited	U.K.
Huntsman Corporation UK Limited	U.K.
Huntsman Europe Limited	U.K.
Huntsman (Holdings) UK	U.K.
Huntsman IFS Polyurethanes Limited	U.K.
Huntsman International Europe Limited	U.K.
Huntsman Investments (UK) Limited	U.K.
Huntsman Offshore Investments Limited	U.K.
Huntsman P&A UK Limited	U.K.
Huntsman Pension Trustees Limited	U.K.
Huntsman Pigments Holdings UK Limited	U.K., Netherlands
Huntsman Petrochemicals (UK) Holdings	U.K.
Huntsman Polyurethanes Sales Limited	U.K.
Huntsman Polyurethanes (UK) Limited	U.K.
Huntsman Polyurethanes (UK) Ventures Limited	U.K.
Huntsman Surface Sciences Overseas Limited	U.K.
Huntsman Surface Sciences UK Limited	U.K.
Huntsman Trustees Limited	U.K.
Huntsman Vantico Limited	U.K.
Tioxide Overseas Holdings Limited	U.K.
Airstar Corporation	USA—Utah
Demilec (USA) Inc.	USA—Delaware
HF II Australia Holdings Company LLC	USA—Utah
Huntsman Advanced Materials Americas LLC	USA—Delaware
Huntsman Advanced Materials LLC	USA—Delaware
Huntsman Australia Holdings LLC	USA—Utah
Huntsman Australia LLC	USA—Utah
Huntsman Chemical Purchasing LLC	USA—Utah
Huntsman Enterprises LLC	USA—Utah
Huntsman Ethyleneamines LLC	USA—Texas
Huntsman Fuels GP LLC	USA—Delaware
Huntsman Fuels LLC	USA—Texas
Huntsman International Fuels LLC	USA—Texas
Huntsman International Investments LLC	USA—Delaware
Huntsman International LLC	USA—Delaware
Huntsman International Trading Corporation	USA—Delaware

Company	JURISDICTION
Huntsman MA Investment Corporation	USA—Utah
Huntsman MA Services Corporation	USA—Utah
Huntsman Petrochemical LLC	USA—Delaware
Huntsman Petrochemical Purchasing LLC	USA—Utah
Huntsman Pigments LLC	USA—Delaware
Huntsman Procurement LLC	USA—Utah
Huntsman Propylene Oxide LLC	USA—Texas
Huntsman Purchasing, Ltd.	USA—Utah
Huntsman Receivables Finance II LLC	USA—Delaware
Huntsman Receivables Finance LLC	USA—Delaware
Huntsman SA Investment Corporation	USA—Utah
Huntsman Styrenics Investment Holdings, L.L.C.	USA—Delaware
Huntsman Styrenics Investment, L.L.C.	USA—Delaware
Huntsman Surfactants Technology Corporation	USA—Utah
International Risk Insurance Company	USA—Utah
Nanocomp Technologies, Inc.	USA—Delaware
Rubicon LLC	USA—Utah
Huntsman Corporation, C.A.	Venezuela
Huntsman Vietnam Company Limited	Vietnam